Exhibit (d)(ii)

Contract Number :	RIDER 1234567

ACCIDENTAL DEATH BENEFIT

We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the monthly cost as stated on page 7-ADB. If any provisions of this rider are in conflict with the terms of the contract, the provisions of this rider will control.

1. DEFINITIONS.

1a. Date of Issue of this Rider. The Date of Issue of this Rider as stated on page 7-ADB.

1b. Rider Anniversary. The same month and day of each year after issue of this rider as in the Date of Issue of this Rider.

2. THE BENEFIT. We will pay to the beneficiary as part of the Death Proceeds the Accidental Death Benefit shown on page 7-ADB upon receiving proof that:

1)	The death of the Insured resulted from accidental bodily injury directly and independently of all other causes;

2)	The injury that resulted in death occurred while this rider was in force; and

3)	The death occurred within 180 days of the date of injury.

3. DEATHS NOT COVERED. The Accidental Death Benefit is not payable if the Insured’s death results directly or indirectly, in whole or in part, from:

1)	Suicide, while sane or insane; or

2)	Intentionally self-inflicted injury, while sane or insane; or

3)	Physical or mental illness or disease, or medical or surgical treatment for such illness or disease; or

4)	An infection not occurring as a direct result or consequence of the accidental bodily injury; or

5)	War or act of war. War includes, but is not limited to, declared war and armed aggression by one or more countries resisted on orders of any other country, combination of countries or international organization. Act of war means any act peculiar to military, naval or air operations in time of war; or

6)	Committing or attempting to commit a felony; or

7)	Voluntarily intaking or using any drug except as prescribed or administered by a physician and taken according to the physician’s instructions; or

8)	Riding or driving an air, land or water vehicle in a race, speed or endurance contest; or

9)	Intoxication as defined by the jurisdiction where the accident occurred; or

10)	Voluntarily intaking or using by any means poison, gas or fumes, except as a direct result of an occupational accident; or

11)	Participating in a riot, insurrection or terrorist activity; or

(continued)

UR-MA-ADB (07)	page MA-1

Contract Number: 1234567

ACCIDENTAL DEATH BENEFIT	(continued)

12)	Bungee jumping; or

13)	Participating in an illegal occupation or activity; or

14)	Rock or mountain climbing; or

15)	Hang-gliding, skydiving, parachuting, ultralight flying, soaring, ballooning or parasailing; or

16)	Traveling in or descending from an aircraft where the Insured, at any time during the travel or descent:

a)	Is acting in any capacity other than as a passenger and the aircraft was being flown for recreational or noncommercial purposes;

b)	Is aboard the aircraft for the purpose of giving or receiving a flying lesson; or

c)	Is aboard the aircraft for the purpose of:

i)	Skydiving, parachuting or otherwise descending from the aircraft;

ii)	Assisting others in skydiving, parachuting or otherwise descending from the aircraft; or

iii)	Piloting or assisting in the piloting of the aircraft being flown for (i) or (ii).

17)	Traveling in an aircraft or device used for testing or experimental purposes, used by or for any military authority, or used for travel beyond the earth’s atmosphere.

4. INCREASE IN ACCIDENTAL DEATH BENEFIT. You may increase the amount of Accidental Death Benefit any time before the first Rider Anniversary on or after the Insured’s 65th birthday. The increase is subject to the following:

1)	You must submit an application to us at our Service Center.

2)	You must give us evidence of insurability that meets our standards.

3)	The amount of Accidental Death Benefit after the increase may not be greater than this contract’s Face Amount.

4)	The total amount of accidental death benefits in force under contracts on the life of the Insured issued by us may not be greater than $300,000.

5)	The effective date of the increase will be the date shown on the supplemental contract schedule page that we will send to you.

6)	The monthly cost for the increase will be included in the Monthly Deduction beginning on the effective date of the increase.

7)	A new No-Lapse Guarantee Premium for this contract will be determined for any No-Lapse Guarantee in effect on the effective date of the increase.

Section 7 INCONTESTABILITY will apply to the increase for two years from its effective date with regard to statements made in the application for the increase in Accidental Death Benefit amount.

UR-MA-ADB (07)	page MA-2

Contract Number: 1234567

ACCIDENTAL DEATH BENEFIT	(continued)

5. DECREASE IN ACCIDENTAL DEATH BENEFIT. You may decrease the amount of Accidental Death Benefit any time before the first Rider Anniversary on or after the Insured’s 70th birthday. The decrease is subject to the following:

1)	You must give Notice.

2)	The remaining amount of Accidental Death Benefit must be at least $10,000.

3)	A new No-Lapse Guarantee Premium for this contract will be determined for any No-Lapse Guarantee in effect on the effective date of the decrease.

4)	The effective date of the decrease will be the first Monthly Anniversary on or after the date we receive your Notice. That date will be shown on a supplemental contract schedule page that we will send to you.

6. MISSTATEMENT OF AGE OR SEX. If the Insured’s age or sex has been misstated, then:

1)	If misstatement is discovered upon the Insured’s death, the Accidental Death Benefit will be changed to be the amount that would have been provided by the most recent monthly cost deduction for this rider using the correct age and sex.

2)	If misstatement is discovered while the Insured is living and the Face Amount of this contract is changed under the contract’s Misstatement of Age or Sex provision, then the Accidental Death Benefit will be changed as in (1) above. Otherwise, the benefit will not change. After misstatement is discovered, all future charges for this rider will be based on the correct age and sex.

7. INCONTESTABILITY. We will not contest the validity of this rider after it has been in force during the Insured’s lifetime for two years from the Date of Issue of this Rider.

8. NONFORFEITURE VALUES. This rider does not have a cash surrender value or a loan value.

9. TERMINATION. This rider will terminate on the earliest of the following dates:

1)	The Expiration Date for this rider shown on page 7-ADB.

2)	The date this contract terminates.

3)	The first Monthly Anniversary on or after the date we receive Notice to cancel this rider.

Termination will not prejudice the payment of benefits for any accident that occurred while the rider was in force.

Signed for Thrivent Financial for Lutherans

President

Secretary

UR-MA-ADB (07)	page MA-3

Date of Issue of this Rider: MAY 1, 2008	Contract Number: 1234567

ACCIDENTAL DEATH BENEFIT

INSURED:	JOHN DOE	AGE:	35	SEX:	MALE
ACCIDENTAL DEATH BENEFIT $50,000		FORM UR-MA-ADB (07)

TABLE OF MONTHLY COSTS

ATTAINED AGE*	MONTHLY COST
35	$2.50
36	2.50
37	2.50
38	2.50
39	2.50
40	2.50
41	2.50
42	2.50
43	2.50
44	2.50
45	2.50
46	2.50
47	3.00
48	3.00
49	3.00
50	3.00
51	3.00
52	3.00
53	3.00
54	3.00
55	3.00
56	3.50
57	3.50
58	3.50
59	3.50
60	4.00
61	4.00
62	4.00
63	4.50
64	4.50
65	5.00
66	5.00
67	5.50
68	6.00
69	6.00

*	AGE LAST BIRTHDAY ON RIDER ANNIVERSARY ON OR IMMEDIATELY PRIOR TO MONTHLY ANNIVERSARY.

EXPIRATION DATE: MAY 1, 2043

UR-MA-7	page 7-ADB	$MA700AA

RIDER Contract Number: 1234567

ANNUAL INCREASE BENEFIT

We include this rider as part of this contract based on the Application signed by the applicant. If any provisions of this rider are in conflict with the terms of the contract, the provisions of this rider will control.

1. DEFINITIONS.

1a. Date of Issue of this Rider. The Date of Issue of this Rider as stated on page 7-AIB.

1b. Increase Percentage. The Increase Percentage shown on page 7-AIB.

1c. Maximum Sum of Increases. The Maximum Sum of Increases is shown on page 7-AIB. It is the dollar limit on the sum of all increases in Face Amount under this rider.

2. THE BENEFIT. This rider increases the Face Amount of this contract. Increases are with no evidence of insurability required and are effective on each Contract Anniversary after the Date of Issue of this Rider, provided this rider is then in force. Increases are subject to Section 3 CONDITIONS OF INCREASE. The increase in Face Amount on a Contract Anniversary is the smaller of:

1)	The Increase Percentage multiplied by the Face Amount, rounded up to the next $100; and

2)	The Maximum Sum of Increases less the sum of all prior increases in Face Amount under this rider.

You may reject an increase in Face Amount by giving Notice not more than 20 days after the Contract Anniversary on which the increase occurs. If you reject an increase in Face Amount, this rider will terminate.

3. CONDITIONS OF INCREASE. Each increase in Face Amount is subject to the following:

1)	Risk Class for the increase will be the same as the Risk Class established for the most recent of the following events to occur before the effective date of the increase:

a)	Issue of this rider.

b)	Increase in Face Amount according to Section 7.1 of this contract.

c)	Issue of a Guaranteed Increase Option Benefit rider on this contract.

d)	Issue of a Term Life Insurance Benefit rider on this contract that provides coverage on the Insured.

2)	The Cost of Insurance for the increase will be based on the Insured’s Attained Age on the effective date of the increase and will be included in the Monthly Deduction beginning on the effective date of the increase.

3)	The increase in Face Amount will have its own Monthly Unit Charge and schedule of Decrease Charges shown on the supplemental contract schedule page that we send to you. The Decrease Charges will not be greater than the Maximum Decrease Charges for Increases in Face Amount shown on page 7.

4)	A new No-Lapse Guarantee Premium for this contract will be determined for any No-Lapse Guarantee in effect on the effective date of the increase.

4. INCONTESTABILITY. We will not contest the validity of this rider after it has been in force during the Insured’s lifetime for two years from the Date of Issue of this Rider.

UR-MI-AIB (07)	page MI-1

Contract Number: 1234567

ANNUAL INCREASE BENEFIT	(continued	)

5. TERMINATION. This rider will terminate on the earliest of the following dates:

1)	The Expiration Date for this rider shown on page 7-AIB.

2)	The date this contract terminates.

3)	The date you reject an increase in Face Amount under this rider.

4)	The date the sum of the increases in Face Amount due to this rider equals the Maximum Sum of Increases shown on page 7-AIB.

5)	The effective date of any increase in Face Amount you make that has a rated Risk Class.

6)	The date of issue of any Term Life Insurance Benefit rider added to this contract that provides coverage on the Insured and has a rated Risk Class.

7)	The date you give Notice to cancel this rider.

Signed for Thrivent Financial for Lutherans

President

Secretary

UR-MI-AIB (07)	page MI-2

Date of Issue of this Rider: MAY 1, 2008	Contract Number: 1234567

ANNUAL INCREASE BENEFIT

FORM UR-MI-AIB (07)

INSURED: JOHN DOE

AGE: 35     SEX: MALE

EXPIRATION DATE: MAY 1, 2048

RISK CLASS: STANDARD NON-TOBACCO

INCREASE PERCENTAGE: 3%

MAXIMUM SUM OF INCREASES: $100,000

MONTHLY COST: NONE

UR-MI-7	page 7-AIB

RIDER Contract Number: 1234567

GUARANTEED INCREASE OPTION BENEFIT

We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the monthly cost as stated on page 7-GIO. If any provisions of this rider are in conflict with the terms of the contract, the provisions of this rider will control.

1. DEFINITIONS.

1a. Date of Issue of this Rider. The Date of Issue of this Rider as stated on page 7-GIO.

1b. Rider Anniversary. The same month and day of each year after issue of this rider as in the Date of Issue of this Rider.

2. THE BENEFIT. You may increase the Face Amount of this contract on each Fixed Increase Option Date. You may also increase the Face Amount on Alternate Increase Option Dates, except that use of an alternate increase option cancels the next Fixed Increase Option Date. Increases in Face Amount are with no evidence of insurability required and are subject to Section 5 CONDITIONS OF INCREASE.

3. FIXED INCREASE OPTION DATES. Fixed Increase Option Dates occur on the first Rider Anniversary on or after:

1)	The 16th birthday of the Insured (if this rider is then in force) or, if not used then, the 18th birthday of the Insured (if this rider is then in force); and

2)	The 22nd, 25th, 28th, 31st, 34th, 37th, 40th and 43rd birthdays of the Insured.

Each option is in effect while this rider is in force from 60 days before the Fixed Increase Option Date to 30 days after that date.

4. ALTERNATE INCREASE OPTION DATES.

Alternate Increase Option Dates occur upon the date of each of the following events when they take place between the Date of Issue of this Rider and the Rider Anniversary on or after the Insured’s 43rd birthday:

1)	Marriage of the Insured;

2)	Birth of each live child born to the Insured;

3)	Legal adoption of a child by the Insured; and

4)	Purchase of a primary residence by the Insured.

Each option is in effect for 60 days after the Alternate Increase Option Date. Use of an Alternate Increase Option Date cancels the next Fixed Increase Option Date. An Alternate Increase Option Date may not be used if there are no remaining Fixed Increase Option Dates.

5. CONDITIONS OF INCREASE. Each increase in Face Amount is subject to the following:

1)	You must request the increase by contacting us at our Service Center.

2)	If the Insured is not the owner of this contract, the Insured must agree to the increase.

3)	The Risk Class for the increase in Face Amount will be the same as for this rider.

4)	The increase must be at least $10,000 and may not exceed the Option Amount for this rider as shown on page 7-GIO.

5)	The effective date of the increase will be the date shown on a supplemental contract schedule page that we will send to you.

6)	The Cost of Insurance for the increase will be based on the Insured’s Attained Age on the effective date of the increase and will be included in the Monthly Deduction beginning on that date.

(continued)

UR-MG-GIO (07)	page MG-1

Contract Number: 1234567

GUARANTEED INCREASE OPTION BENEFIT	(continued)

7)	The increase in Face Amount will have its own Monthly Unit Charge and schedule of Decrease Charges shown on the supplemental contract schedule page that we send to you. The Decrease Charges will not be greater than the Maximum Decrease Charges for Increases in Face Amount shown on page 7-GIO.

8)	A new No-Lapse Guarantee Premium for this contract will be determined for any No-Lapse Guarantee in effect on the effective date of the increase.

9)	If this contract includes an Accidental Death Benefit rider, your request to increase the Face Amount of this contract may include a request to increase the Accidental Death Benefit by the same amount as the increase in Face Amount. No additional application or evidence of insurability will be required. All other requirements for increases specified in the Accidental Death Benefit rider will apply.

6. DECREASE IN OPTION AMOUNT. You may decrease the Option Amount any time before the first Rider Anniversary on or after the Insured’s 43rd birthday. The decrease is subject to the following:

1)	You must give Notice.

2)	The new Option Amount must be at least $10,000 and must be a multiple of $5,000.

3)	A new No-Lapse Guarantee Premium for this contract will be determined for any No-Lapse Guarantee in effect on the effective date of the decrease.

4)	The effective date of the decrease will be the first Monthly Anniversary on or after the date we receive your Notice. That date will be shown on a supplemental contract schedule page that we will send to you.

7.	MISSTATEMENT OF AGE OR SEX. If the Insured’s age or sex has been misstated, all future charges for this rider after misstatement is discovered will be based on the correct age and sex. The Option Amount will not change.

8. INCONTESTABILITY. We will not contest the validity of this rider after it has been in force during the Insured’s lifetime for two years from the Date of Issue of this Rider.

9. TERMINATION. This rider will terminate on the earliest of the following dates:

1)	The date 60 days following the first Rider Anniversary on or after the Insured’s 43rd birthday.

2)	The date you use an Alternate Increase Option Date that cancels the final Fixed Increase Option Date provided under Section 3(2).

3)	The date this contract terminates.

4)	The first Monthly Anniversary on or after the date we receive Notice to cancel this rider.

Signed for Thrivent Financial for Lutherans

President

Secretary

UR-MG-GIO (07)	page MG-2

Date of Issue of this Rider: MAY 1, 2008	Contract Number: 1234567

GUARANTEED INCREASE OPTION BENEFIT

FORM UR-MG-GIO (07)

INSURED: JOHN DOE

AGE: 35         SEX: MALE

OPTION AMOUNT: $75,000

RISK CLASS: STANDARD NON-TOBACCO

MONTHLY COST: $12.75

MONTHLY COST IS DEDUCTED TO THE FIRST RIDER ANNIVERSARY ON OR AFTER AGE 43.

Maximum Decrease Charges for Increases in Face Amount*

Age at Increase	Maximum Decrease Charge	Age at Increase	Maximum Decrease Charge	Age at Increase	Maximum Decrease Charge
16	$8.79	26	$14.09	36	$21.48
17	9.26	27	14.69	37	22.22
18	9.36	28	15.35	38	22.99
19	10.18	29	16.04	39	23.80
20	10.69	30	16.71	40	24.66
21	11.20	31	17.46	41	25.29
22	11.74	32	18.25	42	25.95
23	12.30	33	19.02	43	26.65
24	12.87	34	19.88	44	27.32
25	13.47	35	20.77

*	Maximum Decrease Charge per $1,000 of decrease if an increase in Face Amount is decreased. The Decrease Charge reduces to 0 after ten years. It is level for five years and then reduces on each Contract Anniversary that the contract is in force.

UR-MG-7	page 7-GIO	$MG700AA

RIDER

Contract Number: 1234567

CHILD TERM LIFE INSURANCE BENEFIT

We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the monthly cost as stated on page 7-CIB. If any provisions of this rider are in conflict with the terms of the contract, the provisions of this rider will control.

1. DEFINITIONS.

1a. Date of Issue of this Rider. The Date of Issue of this Rider as stated on page 7-CIB.

1b. Rider Anniversary. The same month and day of each year after issue of this rider as in the Date of Issue of this Rider.

1c. Child. A Child insured under this rider is:

1)	Any child named for this rider in the Application;

2)	Any live child born to the Insured after the Date of Issue of this Rider;

3)	Any child legally adopted by the Insured after the Date of Issue of this Rider and prior to the child’s 18th birthday; and

4)	Any child accepted for coverage under this rider based on application made after the Date of Issue of this Rider.

Child does not include a child for whom insurance has been terminated by Notice.

2. THE BENEFIT. We will provide the benefits described below upon each of the following events:

2a. Death of a Child. Upon receiving proof that the death of a Child occurred before this rider terminated, we will pay the amount of Child Term Insurance shown for this rider on page 7-CIB to this rider’s beneficiary if:

1)	An Option to Purchase Insurance on that Child was not exercised before the death of the Child; and

2)	The death of the Child occurred before the first Rider Anniversary on or after the Child’s 25th birthday.

2b. Death of the Insured. Upon receiving proof that the death of the Insured occurred before this rider terminated, any Child Term Insurance then in force will become Child Paid-Up Term Insurance to the Rider Anniversary after the Child’s 25th birthday. The amount of Child Paid-Up Term Insurance is the same as the amount of Child Term Insurance that is replaced.

Each Child will be the owner of his or her Child Paid-Up Term Insurance. Control of Child Paid-Up Term Insurance on any Child who has attained age 16 will be transferred to that Child on the date of the Insured’s death. For any child who has not yet attained age 16 on the date of death, control will be vested in another person according to our Bylaws. When the Child attains age 16, control of Child Paid-Up Term Insurance will be transferred to that Child.

3. MONTHLY COST. The monthly cost for this rider is shown on page 7-CIB. It is not deducted until at least one child is insured under this rider. If there are no children insured under this rider on the date of birth or adoption of any child, you must give Notice of birth or adoption before the sixth Monthly Anniversary after that date. The monthly cost will then be deducted beginning on the sixth Monthly Anniversary after the date of birth or adoption. If the required Notice is not given, insurance on that Child will terminate on that sixth Monthly Anniversary.

UR-MC-CIB (07)	page MC-1

Contract Number: 1234567

CHILD TERM LIFE INSURANCE BENEFIT	(continued)

4. OPTION TO PURCHASE INSURANCE.

Beginning on the Rider Anniversary on or after a Child’s 21st birthday, that Child will have the option to purchase an insurance contract on his or her life with no evidence of insurability required. This option to purchase will be effective until the Rider Anniversary on or after that Child’s 25th birthday. This option is subject to the following:

1)	The Child must submit an application to us at our Service Center.

2)	No premium may be in default on the date of purchase.

3)	The amount of the new contract may not exceed five times the amount of the Child Term Insurance.

4)	The new contract may be any life insurance contract that we offer at the time of purchase.

5)	The new contract’s date of issue will be the date of purchase. The issue age will be the Child’s age on that date. Premiums will be based on rates in effect on the date of purchase. The risk class will be standard tobacco or, if that class is not offered by us, the most comparable risk class then available. If the Child has not smoked cigarettes or used any other form of tobacco or nicotine in the last 12 months, the Child may apply to the Service Center to have the new contract issued with a non-tobacco risk class.

6)	The first premium on the new contract will be due on the new contract’s date of issue.

7)	Child Term Insurance on that Child will terminate on the date of issue of the new contract.

8)	The new contract will have its own Incontestability and Suicide provisions measured from the date of issue. As used in those provisions, the date of issue will be the Date of Issue of this Rider as it applies to the amount of Child Term Insurance. For any amount of the new contract in excess of the amount of Child Term Insurance, the date of issue as used in those provisions will be the date of issue of the new contract.

9)	No additional benefits will be allowed on the new contract unless evidence of insurability that meets our standards is provided.

5. BENEFICIARY. The beneficiary of this rider is named in the Application. You may change the beneficiary for this rider by giving Notice while the Insured is living. If this rider is in force as Child Paid-Up Term Insurance, the Beneficiary of a Child’s insurance is that Child’s estate. The controller of the Child Paid-Up Term Insurance on a Child may change the beneficiary for that Child by sending a signed request to our Service Center while the Child is living. The new beneficiary must be eligible under our Bylaws. The effective date of the change will be the date the request is signed or, if the request is not dated, the date it is received at our Service Center. We will not be liable for any payment made or action taken by us before we receive the request.

6. INCONTESTABILITY. With respect to each Child named in an application for coverage under this rider, we will not contest the validity of this rider after it has been in force during the lifetime of that Child for two years from its effective date.

7. REINSTATEMENT. This rider may be reinstated if the contract is reinstated. To reinstate this rider we require evidence of each Child’s insurability that meets our standards. Section 6 INCONTESTABILITY will apply for two years from the date the rider is reinstated with regard to statements made in the application for reinstatement.

8. SURRENDER OF CHILD PAID-UP TERM INSURANCE. If this rider is in force as Child Paid-Up Term Insurance, the controller of the Child Paid-Up Term Insurance on a Child may surrender that insurance for its cash surrender value by sending a signed request to our Service Center while the Child is living. The surrender will be effective on the date the request is received in good order by us. The cash surrender value will not be less than the net single premium for the Child Paid-Up Term Insurance based on the 2001 CSO Non-Smoker ALB Mortality Table and 3% interest. Values are not less than the minimum values required by law. Information on applicable cash surrender values will be furnished upon request.

If we receive a request to surrender the Child Paid-Up Term Insurance within 30 days after a Rider Anniversary, the cash surrender value will not be less than it was on that anniversary.

UR-MC-CIB (07)	page MC-2

Contract Number: 1234567

CHILD TERM LIFE INSURANCE BENEFIT	(continued)

9. NONFORFEITURE VALUES. Unless this rider is in force as Child Paid-Up Term Insurance, this rider does not have a cash surrender value. This rider does not have a loan value.

10. TERMINATION. This rider will terminate on the earliest of the following dates:

1)	The first Rider Anniversary on or after the 80th birthday of the Insured.

2)	The date this contract terminates.

3)	The first Monthly Anniversary on or after the date we receive Notice to cancel this rider.

However, if this contract terminates due to the death of the Insured, this rider will remain in force until all Child Paid-Up Term Insurance under this rider terminates.

Signed for Thrivent Financial for Lutherans

President

Secretary

UR-MC-CIB (07)	page MC-3

Date of Issue of this Rider: MAY 1, 2008	Contract Number: 1234567

CHILD TERM LIFE INSURANCE BENEFIT

FORM UR-MC-CIB (07)

CHILD TERM INSURANCE BIRTH TO 60 DAYS:	$0
60 DAYS TO 6 MONTHS:	$5,000
6 MONTHS THROUGH FIRST RIDER ANNIVERSARY ON OR AFTER 25TH BIRTHDAY:	$20,000

MONTHLY COST:     $10.00

THE MONTHLY COST WILL NOT BE DEDUCTED UNTIL AT LEAST ONE CHILD IS INSURED UNDER THIS RIDER. SEE SECTION 3 OF FORM UR-MC-CIB (07)

UR-MC-7	page 7-CIB

Contract Number :	RIDER 1234567

TERM LIFE INSURANCE BENEFIT

We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the Monthly Cost. If any provisions of this rider are in conflict with the terms of the contract, the provisions of this rider will control.

1. DEFINITIONS.

1a. Date of Issue of this Rider. The Date of Issue of this Rider as stated on page 7-TIB.

1b. Rider Anniversary. The same month and day of each year after issue of this rider as in the Date of Issue of this Rider.

1c. Rider Attained Age. The Rider Attained Age on any day is the Insured’s age on the Rider Anniversary on or immediately prior to that day.

1d. Rider Issue Age. The Insured’s age on the Date of Issue of this Rider as shown on page 7-TIB.

1e. Rider Year. The first Rider Year is the period of time from the Date of Issue of this Rider until the first Rider Anniversary. Thereafter, Rider Year is the period of time from one Rider Anniversary to the next Rider Anniversary.

2. THE BENEFIT. Upon receiving proof that the death of the Insured occurred before this rider terminated, we will pay to the Insured’s beneficiary the amount of Term Insurance shown on page 7-TIB.

3. MONTHLY COST. The Monthly Cost of this benefit is included in each Monthly Deduction beginning on the Date of Issue of this Rider. The Monthly Cost is determined on the date of each Monthly Deduction and is equal to the Term Cost of Insurance Rate multiplied by the Term Insurance Amount divided by 1,000.

4. TERM COST OF INSURANCE RATE. We will determine the Term Cost of Insurance Rate monthly. The rate is based on the Insured’s Risk Class, Sex, Rider Issue Age, Rider Attained Age and Insurance Coverage Amount. The Term Cost of Insurance Rate will not exceed the rates shown on page 7-TIB, unless the Risk Class is rated.

If the Risk Class for the Term Insurance Amount is rated, the maximum cost is increased in one or both of the following ways, as specified on page 7-TIB:

1)	The maximum Term Cost of Insurance Rate is multiplied by a specified percentage rating.

2)	An extra monthly amount is added to the Term Cost of Insurance Rate.

We may charge less than the maximum rate. Any change in Term Cost of Insurance Rates will be based on the Insurance Coverage Amount and will apply to all insureds of the same risk class, sex, issue age and attained age. Any change in rates will be based on changes in expected mortality, expenses and persistency.

5. DECREASE IN TERM INSURANCE. You may decrease the amount of Term Insurance once in each Rider Year. The decrease is subject to the following:

1)	You must give Notice.

2)	The remaining amount of Term Insurance must not be less than $25,000.

3)	A new No-Lapse Guarantee Premium for this contract will be determined for any No-Lapse Guarantee in effect on the effective date of the decrease.

4)	The effective date of the decrease will be the first Monthly Anniversary on or after the date we receive Notice. That date will be shown on a supplemental contract schedule page that we will send to you.

UR-MT-TIB (07)	page MT-1

Contract Number: 1234567

TERM LIFE INSURANCE BENEFIT	(continued)

6. CONVERSION PRIVILEGE. After the first Rider Anniversary and before Rider Attained Age 70, you may convert some or all of the Term Insurance to:

1)	Any life insurance contract, other than term insurance, that we offer for conversion at the time of conversion. We guarantee that we will offer at least two contracts for conversion. The new contract will be on the life of the Insured with no evidence of insurability required; or

2)	An increase in the Face Amount of this contract. Conversion to an increase in Face Amount is subject to the conditions of increase in Section 7.1 of this contract except that no evidence of insurability will be required.

All conversions are subject to the following:

1)	You must submit an application to us at our Service Center.

2)	Conversion must be made while this rider is in force.

3)	No premium may be in default at the time of conversion.

4)	If not all of the Term Insurance is converted, the amount of Term Insurance remaining in force after conversion must be at least $25,000.

Conversion to a new contract is also subject to the following:

1)	The amount of the new contract may not exceed the amount of Term Insurance converted.

2)	The new contract’s date of issue will be the date of conversion. The issue age will be the Insured’s age last birthday on that date. Premiums will be based on rates in effect on the date of conversion.

3)	The first premium on the new contract will be due on the new contract’s date of issue.

4)	The risk class for the new contract will be the same as for this rider or, if that class is not offered by us, the most comparable risk class then available. If any exclusion rider applies to this rider, the new contract will also have such an exclusion rider.

5)	The new contract will have its own Incontestability and Suicide provisions measured from the date of issue. As used in those provisions, the date of issue will be the Date of Issue of this Rider.

6)	The new contract may contain a disability waiver of monthly deduction benefit rider or a disability waiver of selected amount benefit rider if:

a)	This contract has such a rider;

b)	Conversion is made before the Contract Anniversary after the Insured’s 60th birthday; and

c)	Premiums on the new contract are payable to at least age 85.

No other additional benefits will be allowed on the new contract unless evidence of insurability that meets our standards is provided.

7. MISSTATEMENT OF AGE OR SEX. If the Insured’s age or sex has been misstated, then:

1)	If misstatement is discovered upon the Insured’s death, the Term Insurance Amount will be changed to be the amount that would have been provided by the most recent Monthly Cost deduction for this rider using the correct age and sex.

2)	If misstatement is discovered while the Insured is living and the Face Amount of this contract is changed under the contract’s Misstatement of Age or Sex provision, then the Term Insurance Amount will be changed as in (1) above. Otherwise, the Term Insurance Amount will not change. After misstatement is discovered, all future charges for this rider will be based on the correct age and sex.

UR-MT-TIB (07)	page MT-2

Contract Number: 1234567

TERM LIFE INSURANCE BENEFIT	(continued)

8. INCONTESTABILITY. We will not contest the validity of this rider after it has been in force during the lifetime of the Insured for two years from the Date of Issue of this Rider.

9. EXCLUSION: SUICIDE. If the Insured dies by suicide, while sane or insane, within two years after the Date of Issue of this Rider, the benefit of this rider is limited to the sum of the Monthly Cost deductions made for this rider.

10. BENEFICIARY. The beneficiary of this rider is named in the Application. You may change the beneficiary by giving Notice while the Insured is living. The Notice must be received and approved by us for the change to be effective. The effective date of the change will be the date you sign the notice or, if the notice is not dated, the date it is received at our Service Center. We will not be liable for any payment made or action taken by us before we receive the notice.

11. NONFORFEITURE VALUES. This rider does not have a cash surrender value or a loan value.

12. TERMINATION. This rider will terminate on the earliest of the following dates:

1)	The Expiration Date for this rider shown on page 7-TIB.

2)	The date this contract terminates.

3)	The date all of the Term Insurance is converted.

4)	The first Monthly Anniversary on or after the date we receive Notice to cancel this rider.

Signed for Thrivent Financial for Lutherans

President

Secretary

UR-MT-TIB (07)	page MT-3

Date of Issue of this Rider: MAY 1, 2008	Contract Number: V 1234567

TERM LIFE INSURANCE BENEFIT

INSURED:		JOHN DOE	FORM UR-MT-TIB (07)
AGE:	35	SEX: MALE
TERM INSURANCE AMOUNT: $50,000
RISK CLASS: STANDARD NON-TOBACCO

BEGINNING ON MAY 1 ,	ATTAINED AGE	TERM COST OF INSURANCE RATE*
2008	35	$0.0933
2009	36	0.0975
2010	37	0.1033
2011	38	0.1108
2012	39	0.1175
2013	40	0.1266
2014	41	0.1375
2015	42	0.1508
2016	43	0.1666
2017	44	0.1841
2018	45	0.2033
2019	46	0.2225
2020	47	0.2383
2021	48	0.2508
2022	49	0.2666
2023	50	0.2875
2024	51	0.3141
2025	52	0.3466
2026	53	0.3841
2027	54	0.4316
2028	55	0.4850
2029	56	0.5400
2030	57	0.5933
2031	58	0.6466
2032	59	0.7091
2033	60	0.7850
2034	61	0.8775
2035	62	0.9850
2036	63	1.1025
2037	64	1.2250

*	MAXIMUM MONTHLY COST PER $1,000 OF INSURANCE FOR NON-TOBACCO RISK CLASSES, BASED ON THE 2001 CSO (M) NON-SMOKER U ALB MORTALITY TABLE.

EXPIRATION DATE: MAY 1, 2038

UR-MT-7	page 7-TIB	$MT700AA

RIDER

Contract Number: 1234567

SPOUSE TERM LIFE INSURANCE BENEFIT

We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the Monthly Cost. If any provisions of this rider are in conflict with the terms of the contract, the provisions of this rider will control.

1. DEFINITIONS.

1a. Date of Issue of this Rider. The Date of Issue of this Rider as stated on page 7-SIB.

1b. Rider Anniversary. The same month and day of each year after issue of this rider as in the Date of Issue of this Rider.

1c. Rider Year. The first Rider Year is the period of time from the Date of Issue of this Rider until the first Rider Anniversary. Thereafter, Rider Year is the period of time from one Rider Anniversary to the next Rider Anniversary.

1d. Spouse. The Spouse is the Insured’s Spouse named on page 7-SIB.

1e. Spouse Attained Age. The Spouse Attained Age on any day is the Spouse’s age on the Rider Anniversary on or immediately prior to that day.

1f. Spouse’s Issue Age. The Spouse’s age on the Date of Issue of this Rider as shown on page 7-SIB.

2. SPOUSE MEMBERSHIP. The Spouse is a benefit member of the Society. Rights and privileges of membership are set forth in the Articles of Incorporation and Bylaws of the Society or in the Application. These rights and privileges are separate from the ownership of this contract. Membership rights and privileges cannot be assigned.

3. THE BENEFIT. Upon receiving proof that the death of the Spouse occurred before this rider terminated, we will pay to the Spouse’s beneficiary the amount of Spouse Term Insurance shown on page 7-SIB.

4. MONTHLY COST. The Monthly Cost of this benefit is included in each Monthly Deduction beginning on the Date of Issue of this Rider. The Monthly Cost is determined on the date of each Monthly Deduction and is equal to the Spouse Cost of Insurance Rate multiplied by the amount of Spouse Term Insurance divided by 1,000.

5. SPOUSE COST OF INSURANCE RATE. We will determine the Spouse Cost of Insurance Rate monthly. The rate is based on the Spouse’s Risk Class, Sex, Issue Age, Spouse Attained Age and amount of Spouse Term Insurance. The Spouse Cost of Insurance Rate will not exceed the rates shown on page 7-SIB, unless the Risk Class is rated.

If the Risk Class for the Spouse Term Insurance is rated, the maximum cost is increased in one or both of the following ways, as specified on page 7-SIB:

1)	The maximum Spouse Cost of Insurance Rate is multiplied by a specified percentage rating.

2)	An extra monthly amount is added to the Spouse Cost of Insurance Rate.

We may charge less than the maximum rate. Any change in Spouse Cost of Insurance Rates will be based on the amount of Spouse Term Insurance and will apply to all spouses of the same risk class, sex, issue age and attained age. Any change in rates will be based on changes in expected mortality, expenses and persistency.

6. DECREASE IN SPOUSE TERM INSURANCE. You may decrease the amount of Spouse Term Insurance once in each Rider Year. The decrease is subject to the following:

1)	You must give Notice.

2)	The remaining amount of Spouse Term Insurance must not be less than $25,000.

3)	A new No-Lapse Guarantee Premium for this contract will be determined for any No-Lapse Guarantee in effect on the effective date of the decrease.

4)	The effective date of the decrease will be the first Monthly Anniversary on or after the date we receive Notice. That date will be shown on a supplemental contract schedule page that we will send to you.

UR-MS-SIB (07)	page MS-1

Contract Number: 1234567

SPOUSE TERM LIFE INSURANCE BENEFIT	(continued)

7. CONVERSION PRIVILEGE. After the first Rider Anniversary and before Spouse Attained Age 70, you may convert some or all of the Spouse Term Insurance to any life insurance contract, other than term insurance, that we offer for conversion at the time of conversion. We guarantee that we will offer at least two contracts for conversion. The new contract will be on the life of the Spouse with no evidence of insurability required. Conversion is subject to the following:

1)	You must submit an application to us at our Service Center.

2)	Conversion must be made while this rider is in force.

3)	No premium may be in default at the time of conversion.

4)	The amount of the new contract may not exceed the amount of Spouse Term Insurance converted.

5)	If not all of the Spouse Term Insurance is converted to a new contract, the amount of Spouse Term Insurance remaining in force after conversion must be at least $25,000.

6)	The new contract’s date of issue will be the date of conversion. The issue age will be the Spouse’s age last birthday on that date. Premiums will be based on rates in effect on the date of conversion.

7)	The first premium on the new contract will be due on the new contract’s date of issue.

8)	The risk class for the new contract will be the same as for this rider or, if that class is not offered by us, the most comparable risk class then available. If any exclusion rider applies to this rider, the new contract will also have such an exclusion rider.

9)	The new contract will have its own Incontestability and Suicide provisions measured from the date of issue. As used in those provisions, the date of issue will be the Date of Issue of this Rider.

10)	No additional benefits will be allowed on the new contract unless evidence of insurability that meets our standards is provided.

8. SPOUSE OPTION TO PURCHASE INSURANCE.

The Spouse may purchase a new life insurance contract on his or her life with no evidence of insurability required if:

1)	This rider terminates before the Expiration Date and before Spouse Attained Age 80; and

2)	Termination is not due to conversion of the Spouse Term Insurance.

The purchase must be made within 90 days after the date this rider terminates and is subject to the following:

1)	The Spouse must submit an application to us at our Service Center.

2)	The new contract may be any life insurance contract that we offer at the time of purchase.

3)	The amount of the new contract may not exceed the amount of Spouse Term Insurance in force on the date the rider terminated.

4)	The new contract’s date of issue will be the date of purchase. The issue age will be the Spouse’s age last birthday on that date. Premiums will be based on rates in effect on the date of issue.

5)	The first premium on the new contract will be due on the new contract’s date of issue.

6)	The risk class for the new contract will be the same as for this rider or, if that class is not offered by us, the most comparable risk class then available. If any exclusion rider applies to this rider, the new contract will also have such an exclusion rider.

7)	The new contract will have its own Incontestability and Suicide provisions measured from the date of issue. As used in these provisions, the date of issue will be the Date of Issue of this Rider.

8)	No additional benefits will be allowed on the new contract unless evidence of insurability that meets our standards is provided.

UR-MS-SIB (07)	page MS-2

Contract Number: 1234567

SPOUSE TERM LIFE INSURANCE BENEFIT	(continued)

9. MISSTATEMENT OF AGE OR SEX. If the Spouse’s age or sex has been misstated, the amount of Spouse Term Insurance payable will be changed to be the amount that would have been provided by the most recent Monthly Cost deduction for this rider using the correct age and sex. After misstatement is discovered, all future charges for this rider will be based on the Spouse’s correct age and sex.

10. INCONTESTABILITY. We will not contest the validity of this rider after it has been in force during the lifetime of the Spouse for two years from the Date of Issue of this Rider.

11. EXCLUSION: SUICIDE. If the Spouse dies by suicide, while sane or insane, within two years after the Date of Issue of this Rider, the benefit of this rider is limited to the sum of the Monthly Cost deductions made for this rider.

12. REINSTATEMENT. This rider may be reinstated if the contract is reinstated. To reinstate this rider we require evidence of the Spouse’s insurability that meets our standards. Section 10 INCONTESTABILITY will apply for two years from the date the rider is reinstated with regard to statements made in the application for reinstatement.

13. BENEFICIARY. The beneficiary of this rider is named in the Application. You may change the beneficiary by giving Notice while the Spouse is living. The Notice must be received and approved by us for the change to be effective. The effective date of the change will be the date you sign the notice or, if the notice is not dated, the date it is received at our Service Center. We will not be liable for any payment made or action taken by us before we receive the notice.

14. NONFORFEITURE VALUES. This rider does not have a cash surrender value or a loan value.

15. CHANGE OF RISK CLASS. If page 7-SIB shows a tobacco Risk Class and the Spouse has not smoked cigarettes or used any other form of tobacco or nicotine in the last 12 months, you may apply to the Service Center to change this rider to a non-tobacco Risk Class. The change in Risk Class will be effective on the Monthly Anniversary on or next after the date we approve your application for the change. Section 10 INCONTESTABILITY will apply to a change in Risk Class for two years from its effective date with regard to statements made in the application on which the change is based. Any contest will apply only to the portion of the Risk Amount attributable to the reduction in Spouse Cost of Insurance Rates.

16. TERMINATION. This rider will terminate on the earliest of the following dates:

1)	The Expiration Date for this rider shown on page 7-SIB.

2)	The date this contract terminates.

3)	The date all of the Spouse Term Insurance is converted.

4)	The first Monthly Anniversary on or after the date we receive Notice to cancel this rider.

Signed for Thrivent Financial for Lutherans

President

Secretary

UR-MS-SIB (07)	page MS-3

Contract Number: 1234567

Date of Issue of this Rider: MAY 1, 2008

SPOUSE TERM LIFE INSURANCE BENEFIT

SPOUSE: JANE DOE				FORM UR-MS-SIB (07)
SPOUSE AGE:	35	SPOUSE SEX:	FEMALE
SPOUSE TERM INSURANCE: $50,000
RISK CLASS: STANDARD NON-TOBACCO

BEGINNING ON MAY 1 ,	SPOUSE ATTAINED AGE	SPOUSE COST OF INSURANCE RATE*
2008	35	$0.0766
2009	36	0.0825
2010	37	0.0875
2011	38	0.0916
2012	39	0.0966
2013	40	0.1025
2014	41	0.1091
2015	42	0.1166
2016	43	0.1258
2017	44	0.1366
2018	45	0.1491
2019	46	0.1641
2020	47	0.1816
2021	48	0.2008
2022	49	0.2225
2023	50	0.2466
2024	51	0.2741
2025	52	0.3050
2026	53	0.3375
2027	54	0.3716
2028	55	0.4108
2029	56	0.4533
2030	57	0.4983
2031	58	0.5450
2032	59	0.5925
2033	60	0.6425
2034	61	0.6975
2035	62	0.7558
2036	63	0.8175
2037	64	0.8850

*	MAXIMUM MONTHLY COST PER $1,000 OF INSURANCE FOR NON-TOBACCO RISK CLASSES, BASED ON THE 2001 CSO (F) NON-SMOKER U ALB MORTALITY TABLE.

EXPIRATION DATE: MAY 1, 2038

UR-MS-7	page 7-SIB	$MS720AA

RIDER

Contract Number: 1234567

DISABILITY WAIVER OF MONTHLY DEDUCTION BENEFIT

We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the monthly cost as stated on page 7-WMD. If any provisions of this rider are in conflict with the terms of the contract, the provisions of this rider will control.

1. DEFINITIONS.

1a. Age. For purposes of this rider, “Age 5” and “Age 65” mean the first Rider Anniversary on or after the Insured’s 5th and 65th birthday, respectively.

1b. Date of Issue of this Rider. The Date of Issue of this Rider as stated on page 7-WMD.

1c. Rider Anniversary. The same month and day of each year after issue of this rider as in the Date of Issue of this Rider.

2. THE BENEFIT. Upon receiving proof that Total Disability has continued for six consecutive months, we will waive the Monthly Deduction on each Monthly Anniversary during a Benefit Period.

In addition, for each Monthly Anniversary that occurs during the Benefit Period but before we receive proof of Total Disability, we will credit an amount equal to the Monthly Deduction on that Monthly Anniversary. This adjustment will be made on the day your claim for waiver is approved by us.

3. BENEFIT PERIOD. A Benefit Period begins:

1)	At Age 5, if the Insured has a Total Disability on that day; or

2)	On the date Total Disability begins, if that date is after Age 5.

A Benefit Period ends on the date Total Disability ends.

4. TOTAL DISABILITY. Total Disability is a disability of the Insured that:

1)	Begins before Age 65;

2)	Results from accidental bodily injury sustained or disease that first appears while both this contract and this rider are in force; and

3)	Completely prevents the Insured from performing the substantial and material duties of an Occupation for gain or profit. During the first 24 months of disability, Occupation is the Insured’s regular occupation when disability begins. After this, it is any occupation for which the Insured is or becomes qualified by reason of education, training or experience. However:

a)	If the Insured is a full-time student under age 18 when Total Disability begins, Occupation for gain or profit means attending school outside the home. This definition applies until the disabled Insured reaches age 18, or for 24 months if later.

b)	If the Insured is primarily a homemaker when Total Disability begins, Occupation for gain or profit means performing household duties.

5. SEPARATE PERIODS OF DISABILITY. For each separate period of disability, Total Disability must continue for six consecutive months before benefits may be provided under this rider. Periods of disability are separate if:

1)	The disability in a later period does not result from, or is not contributed to by, the same cause or causes as the disability in a prior period; or

2)	The later period of disability begins after you resume an Occupation for gain or profit for a continuous period of six months during which no disability benefits are payable under this rider.

6. RISKS NOT ASSUMED. No Monthly Deductions will be waived under this rider if the Total Disability results from:

1)	Intentionally self-inflicted injury, while sane or insane; or

2)	War or act of war. War includes, but is not limited to, declared war and armed aggression by one or more countries resisted on orders of any other country, combination of countries or international organization. Act of war means any act peculiar to military, naval or air operations in time of war.

UR-MM-WMD (07)	page MM-1

Contract Number: 1234567

DISABILITY WAIVER OF MONTHLY DEDUCTION BENEFIT	(continued)

7. NOTICE AND PROOF OF CLAIM. Notice and proof of claim must be given to us at our Service Center while the Insured is living and:

1)	During Total Disability of the Insured; or

2)	Within one year after the end of the period for which you are claiming benefits.

However, failure to give proof within one year will not affect the claim if proof is given as soon as is reasonably possible.

No Monthly Deductions will be waived under this rider until your claim for waiver is approved.

8. PROOF OF CONTINUANCE OF TOTAL DISABILITY. Proof of continuance of Total Disability, at your expense, will be required at reasonable intervals. If you do not give proof, no further Monthly Deductions will be waived under this rider. During the first 24 months after we approve your claim for benefits, we will not require proof more often than once every 30 days. After 24 months, we will not require proof more than once in any 12-month period. As part of any proof we may require the Insured, at our expense, to have an examination by a physician whom we will name.

9. BENEFITS AFTER PREMIUM IN DEFAULT. If a premium is in default, your claim for waiver will be approved only if:

1)	Total Disability began before the end of the grace period of the first premium in default;

2)	Notice of claim is given within one year from the end of the grace period of the first premium in default, or as soon as reasonably possible; and

3)	All other conditions of this rider are met.

If Total Disability began during the grace period of the first premium in default, no claim will be considered until the required premium is paid.

10. MISSTATEMENT OF AGE OR SEX. If the Insured’s age or sex has been misstated, all future charges for this rider after misstatement is discovered will be based on the correct age and sex.

11. INCONTESTABILITY. We will not contest the validity of this rider after it has been in force during the Insured’s lifetime for two years from the Date of Issue of this Rider. Any period during which the Insured is Totally Disabled will be excluded from determining when two years have elapsed.

12. CONTRACT BENEFITS NOT REDUCED. Waiver of Monthly Deductions under this rider will not reduce any other contract benefits.

13. NONFORFEITURE VALUES. This rider does not have a cash surrender value or a loan value.

14. TERMINATION. This rider will terminate on the earliest of the following dates:

1)	The date the Insured reaches Age 65 or the end of the Benefit Period, if later.

2)	The date the Face Amount is increased under contract Section 7.1 INCREASE IN FACE AMOUNT and we require but do not receive satisfactory evidence of insurability for the increase in Monthly Deductions that will result from the increase in Face Amount.

3)	The date this contract terminates.

4)	The first Monthly Anniversary on or after the date we receive Notice to cancel this rider.

Signed for Thrivent Financial for Lutherans

President

Secretary

UR-MM-WMD (07)	page MM-2

Date of Issue of this Rider: MAY 1, 2008	Contract Number: 1234567

DISABILITY WAIVER OF MONTHLY DEDUCTION BENEFIT

INSURED: JOHN DOE	FORM UR-MM-WMD (07)
AGE: 35 SEX: MALE

TABLE OF MONTHLY COSTS

ATTAINED AGE*	MONTHLY COST#
35	5.6%
36	6.5
37	7.0
38	7.1
39	7.6
40	7.7
41	8.2
42	8.3
43	8.8
44	8.9
45	9.5
46	9.6
47	10.1
48	10.2
49	10.8
50	11.4
51	12.5
52	13.6
53	15.7
54	17.8
55	20.0
56	22.0
57	24.0
58	26.3
59	28.3
60	30.3
61	32.6
62	34.7
63	37.1
64	39.1

*	AGE LAST BIRTHDAY ON RIDER ANNIVERSARY ON OR IMMEDIATELY PRIOR TO MONTHLY ANNIVERSARY.

#	PERCENTAGE OF THE SUM OF THE MONTHLY COST OF INSURANCE, THE BASIC MONTHLY CHARGE, ANY MONTHLY UNIT CHARGES AND THE MONTHLY COST OF ANY ADDITIONAL BENEFITS OTHER THAN DISABILITY WAIVER OF MONTHLY DEDUCTION BENEFITS.

UR-MM-7	page 7-WMD	$MM700AA

RIDER
Contract Number: 1234567

DISABILITY WAIVER OF SELECTED AMOUNT BENEFIT

We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the monthly cost as stated on page 7-WSA. If any provisions of this rider are in conflict with the terms of the contract, the provisions of this rider will control.

1. DEFINITIONS.

1a. Age. For purposes of this rider, “Age 5,” “Age 60,” “Age 65” and “Age 121” mean the first Rider Anniversary on or after the Insured’s 5th, 60th, 65th, and 121st birthday, respectively.

1b. Date of Issue of this Rider. The Date of Issue of this Rider as stated on page 7-WSA.

1c. Rider Anniversary. The same month and day of each year after issue of this rider as in the Date of Issue of this Rider.

2. THE BENEFIT. Upon receiving proof that Total Disability has continued for six consecutive months, we will credit a premium to this contract on each Monthly Anniversary during a Benefit Period. The premium credited will be equal to one-twelfth of the Selected Amount shown on page 7-WSA.

In addition, for each Monthly Anniversary that occurs during the Benefit Period but before we receive proof of Total Disability, we will credit a premium equal to one-twelfth of the Selected Amount. This adjustment will be made on the day your claim for waiver is approved by us.

3. BENEFIT PERIOD. A Benefit Period begins:

1)	At Age 5, if the Insured has a Total Disability on that day; or

2)	On the date Total Disability begins, if that date is after Age 5.

A Benefit Period ends on the date Total Disability ends or, if earlier, Age 121.

4. TOTAL DISABILITY. Total Disability is a disability of the Insured that:

1)	Begins before Age 65;

2)	Results from accidental bodily injury sustained or disease that first appears while both this contract and this rider are in force; and

3)	Completely prevents the Insured from performing the substantial and material duties of an Occupation for gain or profit. During the first 24 months of disability, Occupation is the Insured’s regular occupation when disability begins. After this, it is any occupation for which the Insured is or becomes qualified by reason of education, training or experience. However:

a)	If the Insured is a full-time student under age 18 when Total Disability begins, Occupation for gain or profit means attending school outside the home. This definition applies until the disabled Insured reaches age 18, or for 24 months if later.

b)	If the Insured is primarily a homemaker when Total Disability begins, Occupation for gain or profit means performing household duties.

5. SEPARATE PERIODS OF DISABILITY. For each separate period of disability, Total Disability must continue for six consecutive months before benefits may be provided under this rider. Periods of disability are separate if:

1)	The disability in a later period does not result from, or is not contributed to by, the same cause or causes as the disability in a prior period; or

2)	The later period of disability begins after you resume an Occupation for gain or profit for a continuous period of six months during which no disability benefits are payable under this rider.

UR-MW-WSA (07)	page MW-1

Contract Number: 1234567

DISABILITY WAIVER OF SELECTED AMOUNT BENEFIT	(continued)

6. RISKS NOT ASSUMED. No premiums will be credited under this rider if the Total Disability results from:

1)	Intentionally self-inflicted injury, while sane or insane; or

2)	War or act of war. War includes, but is not limited to, declared war and armed aggression by one or more countries resisted on orders of any other country, combination of countries or international organization. Act of war means any act peculiar to military, naval or air operations in time of war.

7. NOTICE AND PROOF OF CLAIM. Notice and proof of claim must be given to us at our Service Center while the Insured is living and:

1)	During Total Disability of the Insured; or

2)	Within one year after the end of the period for which you are claiming benefits.

However, failure to give proof within one year will not affect the claim if proof is given as soon as is reasonably possible.

No premiums will be credited under this rider until your claim for waiver is approved.

8. PROOF OF CONTINUANCE OF TOTAL DISABILITY. Proof of continuance of Total Disability, at your expense, will be required at reasonable intervals. If you do not give proof, no further premiums will be credited under this rider. During the first 24 months after we approve your claim for benefits, we will not require proof more often than once every 30 days. After 24 months, we will not require proof more than once in any 12-month period. As part of any proof we may require the Insured, at our expense, to have an examination by a physician whom we will name.

9. BENEFITS AFTER PREMIUM IN DEFAULT. If a premium is in default, your claim for waiver will be approved only if:

1)	Total Disability began before the end of the grace period of the first premium in default;

2)	Notice of claim is given within one year from the end of the grace period of the first premium in default, or as soon as reasonably possible; and

3)	All other conditions of this rider are met.

If Total Disability began during the grace period of the first premium in default, no claim will be considered until the required premium is paid.

10. INCREASE IN SELECTED AMOUNT. You may increase this rider’s Selected Amount any time before Age 60. The increase is subject to the following:

1)	You must request the increase by contacting us at our Service Center.

2)	Evidence of insurability that meets our standards is required.

3)	The Selected Amount after the increase may not exceed the guideline level premium for this contract as defined by the Internal Revenue Code.

4)	The effective date of the increase will be the date shown on the supplemental contract schedule page that we will send to you.

5)	The monthly cost for the increase will be included in the Monthly Deduction beginning on the effective date of the increase.

6)	A new No-Lapse Guarantee Premium for this contract will be determined for any No-Lapse Guarantee in effect on the effective date of the increase.

Section 13 INCONTESTABILITY will apply to the increase for two years from its effective date with regard to statements made in the application for the increase in Selected Amount.

11. DECREASE IN SELECTED AMOUNT. You may decrease this rider’s Selected Amount any time before Age 65. The decrease is subject to the following:

1)	You must give Notice.

2)	A new No-Lapse Guarantee Premium for this contract will be determined for any No-Lapse Guarantee in effect on the effective date of the decrease.

3)	The effective date of the decrease will be the first Monthly Anniversary on or after the date we receive Notice. That date will be shown on a supplemental contract schedule page that we will send to you.

UR-MW-WSA (07)	page MW-2

Contract Number: 1234567

DISABILITY WAIVER OF SELECTED AMOUNT BENEFIT	(continued)

12. MISSTATEMENT OF AGE OR SEX. If the Insured’s age or sex has been misstated and the Face Amount of this contract is changed under the contract’s Misstatement of Age or Sex provision, then the Selected Amount will be changed to be the amount that would have been provided by the most recent monthly cost deduction for this rider using the correct age and sex. Otherwise, the Selected Amount will not change. After misstatement is discovered, all future charges for this rider will be based on the correct age and sex.

13. INCONTESTABILITY. We will not contest the validity of this rider after it has been in force during the Insured’s lifetime for two years from the Date of Issue of this Rider. Any period during which the Insured is Totally Disabled will be excluded from determining when two years have elapsed.

14. NONFORFEITURE VALUES. This rider does not have a cash surrender value or a loan value.

15. TERMINATION. This rider will terminate on the earliest of the following dates:

1)	The date the Insured reaches Age 65 or the end of a Benefit Period, if later.

2)	The date this contract terminates.

3)	The first Monthly Anniversary on or after the date we receive Notice to cancel this rider.

Signed for Thrivent Financial for Lutherans

President

Secretary

UR-MW-WSA (07)	page MW-3

Contract Number: 1234567

Date of Issue of this Rider: MAY 1, 2008

DISABILITY WAIVER OF SELECTED AMOUNT BENEFIT

INSURED: JOHN DOE

AGE: 35   SEX: MALE

FORM UR-MW-WSA (07)

SELECTED AMOUNT: $1,000.00

TABLE OF MONTHLY COSTS

ATTAINED AGE*	MONTHLY COST#

35	2.6%
36	3.1
37	3.3
38	3.3
39	3.6
40	3.7
41	3.9
42	3.9
43	4.2
44	4.3
45	4.5
46	4.6
47	4.8
48	4.8
49	5.2
50	5.4
51	6.2
52	6.8
53	7.8
54	8.9
55	10.0
56	11. 0
57	12. 0
58	13. 1
59	14. 1
60	15. 2
61	16. 3
62	17. 3
63	18. 5
64	19. 6

*	AGE LAST BIRTHDAY ON RIDER ANNIVERSARY ON OR IMMEDIATELY PRIOR TO MONTHLY ANNIVERSARY.

#	PERCENTAGE OF ONE-TWELFTH OF THE SELECTED AMOUNT.

UR-MW-7	page 7-WSA	$MW700AA

RIDER Contract Number: 1234567

APPLICANT WAIVER OF SELECTED AMOUNT BENEFIT

We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the monthly cost as stated on page 7-AWSA. If any provisions of this rider are in conflict with the terms of the contract, the provisions of this rider will control.

1. DEFINITIONS.

1a. Age. For purposes of this rider, “Age 60” and “Age 65” mean the first Rider Anniversary on or after the Applicant’s 60th and 65th birthdays, respectively.

1b. Applicant. The person named in the Application as applicant controller for this contract.

1c. Date of Issue of this Rider. The Date of Issue of this Rider as stated on page 7-AWSA.

1d. Rider Anniversary. The same month and day of each year after issue of this rider as in the Date of Issue of this Rider.

2. THE BENEFIT. We will credit a premium to this contract on each Monthly Anniversary during a Benefit Period upon receiving proof that:

1)	The death of the Applicant occurred while this rider was in force; or

2)	Total Disability has continued for six consecutive months.

The premium credited will be equal to one-twelfth of the Selected Amount shown on page 7-AWSA.

In addition, for each Monthly Anniversary that occurs during the Benefit Period but before we receive proof of the death of the Applicant or proof of Total Disability, we will credit a premium equal to one-twelfth of the Selected Amount. This adjustment will be made on the day your claim for waiver is approved by us.

3. BENEFIT PERIOD. A Benefit Period begins on the date of death of the Applicant or the date Total Disability begins. A Benefit Period ends on the first Rider Anniversary on or after the Insured’s 21st birthday or, if earlier, the date Total Disability ends.

4. TOTAL DISABILITY. Total Disability is a disability of the Applicant that:

1)	Begins before Age 65;

2)	Results from accidental bodily injury sustained or disease that first appears while both this contract and this rider are in force; and

3)	Completely prevents the Applicant from performing the substantial and material duties of an Occupation for gain or profit. During the first 24 months of disability, Occupation is the Applicant’s regular occupation when disability begins. After this, it is any occupation for which the Applicant is or becomes qualified by reason of education, training or experience. However, if the Applicant is primarily a homemaker when Total Disability begins, Occupation for gain or profit means performing household duties.

5. SEPARATE PERIODS OF DISABILITY. For each separate period of disability, Total Disability must continue for six consecutive months before benefits may be provided under this rider. Periods of disability are separate if:

1)	The disability in a later period does not result from, or is not contributed to by, the same cause or causes as the disability in a prior period; or

2)	The later period of disability begins after the Applicant resumes an Occupation for gain or profit for a continuous period of six months during which no disability benefits are payable under this rider.

6. CONCURRENT BENEFITS. Benefits will not be paid during the same period for:

1)	Death and Total Disability of the Applicant; or

2)	Death or Total Disability of the Applicant and Total Disability of the Insured.

In the event of concurrent claims, we will pay only the greater benefit. If concurrent claims would provide the same benefit, we will pay the benefit with the longer Benefit Period.

UR-MP-AWSA (07)	page MP-1

Contract Number: 1234567

APPLICANT WAIVER OF SELECTED AMOUNT BENEFIT	(continued)

7. RISKS NOT ASSUMED. No premiums will be credited under this rider if the Applicant’s death or Total Disability results from:

1)	Suicide, while sane or insane;

2)	Intentionally self-inflicted injury, while sane or insane; or

3)	War or act of war. War includes, but is not limited to, declared war and armed aggression by one or more countries resisted on orders of any other country, combination of countries or international organization. Act of war means any act peculiar to military, naval or air operations in time of war.

8. NOTICE AND PROOF OF CLAIM. If you are claiming benefits based on Total Disability of the Applicant, Notice and proof of claim must be given to us at our Service Center while the Applicant is living and:

1)	During Total Disability of the Applicant; or

2)	Within one year after the end of the period for which you are claiming benefits.

However, failure to give proof within one year will not affect the claim if proof is given as soon as is reasonably possible.

If you are claiming benefits based on the death of the Applicant, satisfactory proof of death must be given to us at our Service Center.

No premiums will be credited under this rider until your claim for waiver is approved.

9. PROOF OF CONTINUANCE OF TOTAL DISABILITY. Proof of continuance of Total Disability, at your expense, will be required at reasonable intervals. If you do not give proof, no further premiums will be credited under this rider. During the first 24 months after we approve your claim for benefits, we will not require proof more often than once every 30 days. After 24 months, we will not require proof more than once in any 12-month period. As part of any proof we may require the Applicant, at our expense, to have an examination by a physician whom we will name.

10. BENEFITS AFTER PREMIUM IN DEFAULT. If a premium is in default, your claim for waiver will be approved only if:

1)	Total Disability began before the end of the grace period of the first premium in default;

2)	Notice of claim is given within one year from the end of the grace period of the first premium in default, or as soon as reasonably possible; and

3)	All other conditions of this rider are met.

If Total Disability began during the grace period of the first premium in default, no claim will be considered until the required premium is paid.

11. INCREASE IN SELECTED AMOUNT. You may increase this rider’s Selected Amount any time before the earlier of:

1)	The first Rider Anniversary on or after the Insured’s 15th birthday; and

2)	The date the Applicant reaches Age 60.

The increase is subject to the following:

1)	You must submit an application to us at our Service Center.

2)	You must give us evidence of insurability that meets our standards.

3)	The Selected Amount after the increase may not exceed the guideline level premium for this contract as defined by the Internal Revenue Code.

4)	The effective date of the increase will be the date shown on the supplemental contract schedule page that we will send to you.

5)	The monthly cost for the increase will be included in the Monthly Deduction beginning on the effective date of the increase.

6)	A new No-Lapse Guarantee Premium for this contract will be determined for any No-Lapse Guarantee in effect on the effective date of the increase.

Section 14 INCONTESTABILITY will apply to the increase for two years from its effective date with regard to statements made in the application for the increase in Selected Amount.

UR-MP-AWSA (07)	page MP-2

Contract Number: 1234567

APPLICANT WAIVER OF SELECTED AMOUNT BENEFIT	(continued)

12. DECREASE IN SELECTED AMOUNT. You may decrease this rider’s Selected Amount any time before {the date the Applicant reaches} Age 65. The decrease is subject to the following:

1)	You must give Notice.

2)	A new No-Lapse Guarantee Premium for this contract will be determined for any No-Lapse Guarantee in effect on the effective date of the decrease.

3)	The effective date of the decrease will be the first Monthly Anniversary on or after the date we receive Notice. That date will be shown on a supplemental contract schedule page that we will send to you.

13. MISSTATEMENT OF AGE OR SEX. If the Insured’s age or sex has been misstated and the Face Amount of this contract is changed under the contract’s Misstatement of Age or Sex provision, then the Selected Amount will be changed to be the amount that would have been provided by the most recent monthly cost deduction for this rider using the Insured’s correct age and sex.

If the Applicant’s age or sex has been misstated, the Selected Amount will be changed to be the amount that would have been provided by the most recent monthly cost deduction for this rider using the Applicant’s correct age and sex.

After misstatement is discovered, all future charges for this rider will be based on the correct ages and sexes.

14. INCONTESTABILITY. We will not contest the validity of this rider after it has been in force during the Applicant’s lifetime for two years from the Date of Issue of this Rider. Any period during which the Applicant is Totally Disabled will be excluded from determining when two years have elapsed.

15. REINSTATEMENT. This rider may be reinstated if the contract is reinstated. To reinstate this rider we require evidence of the Applicant’s insurability that meets our standards. Section 14 INCONTESTABILITY will apply for two years from the date the rider is reinstated with regard to statements made in the application for reinstatement.

16. NONFORFEITURE VALUES. This rider does not have a cash surrender value or a loan value.

17. TERMINATION. This rider will terminate on the earliest of the following dates:

1)	The date the Applicant dies as a result of a risk listed in Section 7 RISKS NOT ASSUMED.

2)	The date the Applicant reaches Age 65 or the end of a Benefit Period, if later.

3)	The date the Applicant transfers control of this contract.

4)	The date this contract terminates.

5)	The first Monthly Anniversary on or after the date we receive Notice to cancel this rider.

Signed for Thrivent Financial for Lutherans

President

Secretary

UR-MP-AWSA (07)	page MP-3

Contract Number: 1234567

Date of Issue of this Rider: MAY 1, 2008

APPLICANT WAIVER OF SELECTED AMOUNT BENEFIT

INSURED: JOHN DOE		FORM UR-MP-AWSA (07)
AGE: 0	SEX:MALE	SELECTED AMOUNT:	$1,000.00
APPLICANT: JAMES DOE
AGE: 35

TABLE OF MONTHLY COSTS

ATTAINED	MONTHLY
AGE*	COST#
0	6.0%
1	6.0
2	6.5
3	6.5
4	6.5
5	6.5
6	7.0
7	7.0
8	7.0
9	7.0
10	7.5
11	7.5
12	7.0
13	7.0
14	6.5
15	6.5
16	6.0
17	5.5
18	5.5
19	5.5
20	5.5

*	AGE LAST BIRTHDAY ON RIDER ANNIVERSARY ON OR IMMEDIATELY PRIOR TO MONTHLY ANNIVERSARY.

#	PERCENTAGE OF ONE-TWELFTH OF THE SELECTED AMOUNT.

UR-MP-7	page 7-AWSA	$MP700AA